Exhibit 4.1

EXECUTION COPY

FIRST AMENDMENT
TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of July 13, 2012 (this “Amendment”), to the Existing Credit Agreement is among Oshkosh Corporation, a Wisconsin corporation (the “Company”), the financial institutions party hereto and Bank of America, N.A., as administrative agent for the Lenders (all capitalized terms used herein and defined in Section 1.1 are used herein as therein defined).

W I T N E S S E T H:

WHEREAS, the Company, certain Subsidiaries of the Company from time to time party thereto, the financial institutions party thereto immediately prior to the effectiveness of this Amendment (collectively, the “Existing Lenders”) and the Agent are all parties to the Credit Agreement, dated as of September 27, 2010 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Company has requested that the Lenders agree to amend the Existing Credit Agreement, and the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to agree to the amendments set forth below;

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1.  Certain Definitions.  The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Amendment” is defined in the preamble.

“Amendment Effective Date” is defined in Article III.

“Company” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Existing Credit Agreement” is defined in the first recital.

“Existing Lenders” is defined in the first recital.

“Terminating Lender” is defined in Section 4.1(a).

SECTION 1.2.  Other Definitions.  Capitalized terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE II
AMENDMENTS TO EXISTING CREDIT AGREEMENT

Subject to the occurrence of the Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Article II.

SECTION 2.1.1.  Amendments to Section 1.01.

(a)           Section 1.01 of the Existing Credit Agreement is hereby amended by amending the following definitions as follows:

(i)                                     The definition of “Agent-Related Parties” is hereby amended and restated in its entirety as follows:

“Agent-Related Persons” means, collectively, the Agent (and any successor administrative agent arising under Section 10.06) and the Syndication Agent, together with their respective Affiliates (including MLPFS and JPMS), and the officers, directors, employees, agents and attorneys-in-fact of the foregoing.

(ii)                                  The definition of “BAS” is hereby deleted in its entirety.

(iii)                               The definition of “Contingent Obligation” is hereby amended by replacing the words “the last paragraph of Note 12 to OSK’s audited consolidated financial statements for the fiscal year ended September 30, 2009” with the words “the second paragraph of Note 13 to OSK’s audited consolidated financial statements for the fiscal year ended September 30, 2011” where they appear therein.

(iv)                              The definition of “Fee Letter” is hereby amended and restated in its entirety as follows:

“Fee Letters” means the fee letters, each dated as of June 18, 2012, among (a) the Company, the Agent and MLPFS; and (b) the Company, the Syndication Agent and JPMS.

(v)                                 The definition of “Letter of Credit” is hereby amended and restated in its entirety as follows:

“Letter of Credit” means (a) the Existing Letters of Credit; and (b) any letter of credit Issued by an Issuer pursuant to Article III; provided that any commercial letter of credit issued hereunder shall provide solely for cash payment upon presentation of a sight draft.

(vi)                              The definition of “Leverage Ratio” is hereby amended by replacing the words “outstanding Indebtedness of the type characterized as ‘limited recourse debt’ in OSK’s report on Form 10-K for its fiscal year ended September 30, 2009” with the words “outstanding Indebtedness of the type characterized as ‘customer financing guarantees to third parties’ in OSK’s report on Form 10-K for its fiscal year ended September 30, 2011” where they appear therein.

(vii)                           The definition of “Material Adverse Effect” is hereby amended by replacing the date “August 10, 2010” with the date “September 30, 2011” where it appears therein.

(b)                                 Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical sequence:

“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Permitted Restricted Payments” means Restricted Payments in respect of one or more of the following:

(a)                                 the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Equity Interests of the Company by conversion into, or by or in exchange for, Equity Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company;

(b)                                 the redemption, defeasance, repurchase or acquisition or retirement for value of any Indebtedness of the Company or a Guarantor that is subordinate in right of payment to the Obligations out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of (x) new subordinated Indebtedness of the Company or such Guarantor, as the case may be, incurred in accordance with this Agreement or (y) Equity Interests of the Company;

(c)                                  the purchase, redemption, retirement or other acquisition for value of Equity Interests in the Company held by employees or former employees of the Company or any Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or alteration of employment status or pursuant to the terms of any agreement under which such Equity Interests were issued; provided that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Equity Interests does not exceed $15,000,000 in any calendar year; and provided, further, that any unused amounts in any calendar year may be carried forward to one or more future periods subject to a maximum aggregate amount of repurchases made pursuant to this clause (c) not to exceed $20,000,000 in any calendar year (provided that such amount in any calendar year may be increased by an amount not to exceed (i) the cash proceeds received by the Company or any of its Subsidiaries from the sale of Equity Interests of the Company or any direct or indirect parent company of the Company (to the extent contributed to the Company) to employees of the Company and its Subsidiaries that occurs after the

Effective Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under the proviso to Section 8.08); plus (ii) the cash proceeds of key man life insurance policies received by the Company and its Subsidiaries after the Effective Date) (provided that to the extent any payment described under this clause (c) is made by delivery of Indebtedness and not in cash, such payment shall be deemed to occur only when, and to the extent, the obligor on such Indebtedness makes payments with respect to such Indebtedness); and/or

(d)                                 the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities.

SECTION 2.2.  Amendment to Section 2.11.  Clause (c)(ii)(B) of Section 2.11 of the Existing Credit Agreement  is hereby amended and restated as follows:

(B) Indebtedness secured by Liens of the type described in Section 8.01(a), (j), (k), (m), (n), (o), (r) or (u) regardless of whether made by a Loan Party;

SECTION 2.3.  Amendment to Section 2.15.  Clause (a) of Section 2.15 of the Existing Credit Agreement is hereby amended by replacing the words “based upon Bank of America’s prime rate” with the words “at the Base Rate option” where they appear therein.

SECTION 2.4.  Amendment to Section 6.11.  Section 6.11 of the Existing Credit Agreement is hereby amended by replacing the date “September 30, 2009” with the date “September 30, 2011” in each place where it appears therein.

SECTION 2.5.  Amendments to Section 8.05.  Clause (c) of Section 8.05 of the Existing Credit Agreement is hereby amended by (a) deleting the word “and” after clause (ii); (b) re-lettering the existing clause (iii) to be clause (iv); (c) adding the word “other” to the beginning of clause (iv); and (d) inserting the following new clause (iii) in appropriate sequence:

(iii) unsecured Indebtedness to the extent included in calculating Contingent Obligations by operation of clause (v) of the last sentence of the definition thereof; and

SECTION 2.6.  Amendment to Section 8.08.  The proviso at the end of clause (a) of Section 8.08 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

provided that (i) any Subsidiary may make such Restricted Payments to the Company or to another Subsidiary; (ii) the Company and its Subsidiaries may make Permitted Restricted Payments; and (iii) so long as (A) no Event of Default exists or would result therefrom and (B) after giving effect to such Restricted Payment on a pro forma basis, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 8.05, the Company and its

Subsidiaries may make other such Restricted Payments in an aggregate amount during the term of this Agreement (excluding the amount of any Permitted Restricted Payments) not exceeding an amount equal to $484,956,000, plus the sum of:

(i)                                     50% of the consolidated net income of the Company and its Subsidiaries (or if such consolidated net income shall be a deficit, minus 100% of such deficit), accrued on a cumulative basis during the period (taken as one accounting period) from the beginning of the full fiscal quarter ending on June 30, 2012 and ending on the last day of the fiscal quarter immediately preceding the date of the applicable proposed Restricted Payment; and

(ii)                                  100% of the aggregate net proceeds (including the fair market value of property other than cash, as determined in good faith by the Company) received by the Company subsequent to March 31, 2012 either (A) as a contribution to its common equity capital or (B) from the issuance and sale (other than to a Subsidiary) of its Equity Interests, including Equity Interests issued upon the conversion of Indebtedness or redeemable Equity Interests of the Company, and from the exercise of options, warrants or other rights to purchase such Equity Interests (other than, in each case, Equity Interests or Indebtedness sold to a Subsidiary of the Company).”.

SECTION 2.7.  Amendment to Section 11.04.  Clause (a) of Section 11.04 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

(a)                                 The Company shall pay (i) all reasonable and documented out of pocket expenses incurred by the Lead Agents and their respective Affiliates (including the reasonable fees, charges and disbursements of one counsel for the Lead Agents), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); (ii) all reasonable out of pocket expenses incurred by the Issuers in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (iii) all out of pocket expenses incurred by the Lead Agents, any Lender or any Issuer (including the fees, charges and disbursements of one counsel for the Lead Agents, the Lenders and the Issuers in the aggregate, in connection with the enforcement or protection of their respective rights during the existence of any Default or Event of Default (A) in connection with this Agreement and the other Loan Documents, including their rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

SECTION 2.8.  Amendment to Section 11.07.  Clause (a)(iii)(A) of Section 11.07 of the Existing Credit Agreement is hereby amended by adding the following proviso at the end thereof:

provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within ten (10) Business Days after having received notice thereof.

SECTION 2.9.  Amendment to Section 11.23.  Clause (a) of Section 11.23 of the Existing Credit Agreement is hereby amended by inserting the words “or its successor” immediately following the word “OSK” in each place where it appears therein.

SECTION 2.10.  Amendment to Schedule 1.01(a).  Schedule 1.01(a) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

SECTION 2.11.  Amendment to Schedule 2.01.  Schedule 2.01 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with Exhibit B attached hereto.

SECTION 2.12.  Amendment to Schedule 2.12.  Schedule 2.12 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with Exhibit C attached hereto.

SECTION 2.13.  Amendment to Schedule 11.02.  Schedule 11.02 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with Exhibit D attached hereto.

SECTION 2.14.  Amendments to Existing Credit Agreement.  To the extent not previously amended pursuant to this Article II, the Existing Credit Agreement is hereby amended as follows:

(a)                                 The Existing Credit Agreement is hereby amended by replacing the word “BAS” with the word “MLPFS” where it appears therein.

(b)                                 The Existing Credit Agreement is hereby amended by replacing the words “Fee Letter” with the words “Fee Letters” where they appear therein.

ARTICLE III
CONDITIONS TO EFFECTIVENESS

SECTION 3.1.  This Amendment shall become effective on the date (the “Amendment Effective Date”) when the Agent shall have received all of the following, in form and substance satisfactory to the Lead Agents and each Lender:

(a)                                 counterparts of this Amendment, in each case duly executed and delivered on behalf of the parties thereto;

(b)                                 copies of the resolutions of the board of directors (or similar governing body) of the Company authorizing the transactions contemplated by this Amendment, certified as of the Amendment Effective Date by the Secretary, an Assistant Secretary or a similar officer of the Company;

(c)                                  a certificate of the Secretary, an Assistant Secretary or a similar officer of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform this Amendment;

(d)                                 the articles or certificate of formation (or similar charter document) and the bylaws (or similar governing documents) of the Company as in effect on the Amendment Effective Date (or a certification that such documents have not been amended or revoked since the Effective Date), certified by the Secretary or an Assistant Secretary or a similar officer of the Company as of the Amendment Effective Date;

(e)                                  a good standing certificate or certificate of status for the Company from the Secretary of State (or similar, applicable Governmental Authority) of the Company’s jurisdiction of formation;

(f)                                   an opinion of Foley & Lardner LLP, counsel to the Company, addressed to the Agent and the Lenders;

(g)                                  evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Amendment Effective Date, together with Attorney Costs of one counsel representing both of the Lead Agents, to the extent invoiced reasonably in advance of the Amendment Effective Date, plus such additional amounts of Attorney Costs as shall constitute the reasonable estimate of Attorney Costs of one counsel representing both of the Lead Agents incurred or to be incurred by it through the closing proceedings of this Amendment (provided that such estimate shall not thereafter preclude final settling of accounts among the Company and the Lead Agents), including any such costs, fees and expenses arising under or referenced in Section 2.14 or 11.04 of the Credit Agreement;

(h)                                 a certificate signed by a Responsible Officer, dated as of the Amendment Effective Date, stating that:

(i)                                     the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects on and as of such date, as though made on and as of such date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date);

(ii)                                  no Default or Event of Default exists or would result from any Credit Extension made on such date; and

(iii)                               there is no action, suit, investigation or proceeding threatened in writing or pending in any court or before any arbitrator or governmental authority that (A) relates to the credit facilities under the Credit Agreement and (B) has a reasonable possibility of being determined in a manner that would (1) prohibit the closing of such credit facilities or (2) adversely affect in any material respect the interests of the Lead Agents or any Lender under or in respect of such facilities; and

(i)                                     such other approvals, opinions, documents or materials as the Lead Agents or any Lender may reasonably request.

ARTICLE IV

REALLOCATION OF LENDER COMMITMENTS AND LOANS

SECTION 4.1.  Reallocation of Lender Commitments and Loans.

(a)                                 Each of the parties hereto severally and for itself agrees that, on the Amendment Effective Date, each Existing Lender (including, without limitation, any Existing Lender that, after giving effect to this Amendment, has an Applicable Percentage of zero and holds no portion of the Loans (each, a “Terminating Lender”)) hereby irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty (except as expressly set forth herein), to each Lender, and each such Lender hereby irrevocably purchases from such Existing Lender, a portion of the rights and obligations of such Existing Lender under the Existing Credit Agreement and each other Loan Document in respect of such Existing Lender’s Loans and Commitments under the Existing Credit Agreement as of the day immediately preceding the Amendment Effective Date such that, after giving effect to the foregoing assignment and delegation, each Lender’s Applicable Percentage of the Commitments and portion of the Loans for the purposes of the Credit Agreement and each other Loan Document will be as set forth opposite such Person’s name on Schedule 2.01 of the Credit Agreement.  Upon the effectiveness of this Amendment, each Terminating Lender shall cease to be a Lender for all purposes under the Credit Agreement; provided that each Terminating Lender shall continue to be entitled to the benefits of Sections 4.01, 4.03, 4.04 and 11.04 of the Credit Agreement with respect to facts and circumstances occurring prior the effectiveness of this Amendment.

(b)                                 Each Existing Lender hereby represents and warrants to each Lender that, immediately before giving effect to the provisions of this Section 4.1, (i) such Existing Lender is the legal and beneficial owner of the portion of its rights and obligations in respect of its Loans being assigned to each Lender as set forth above; and (ii) such rights and obligations being assigned and sold by such Existing Lender are free and clear of any adverse claim or encumbrance created by such Existing Lender.

(c)                                  Each of the Lenders hereby acknowledges and agrees that (i) other than the representations and warranties contained above, no Lender nor any of the Lead Agents has made any representations or warranties or assumed any responsibility with respect to (A) any statements, warranties or representations made in or in connection with this Amendment or the Credit Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Amendment, the Credit Agreement, the Existing Credit Agreement or any other Loan Document, or (B) the financial condition of any Loan Party or the performance by any Loan Party of the Obligations; (ii) it has received such information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; and (iii) it has made and continues to make its own credit decisions in taking or not taking action under the Credit Agreement, independently and without reliance upon any of the Lead Agents or any other Lender.

(d)                                 The Company, each of the Lenders and the Agent also agree that each of the Lenders shall, as of the Amendment Effective Date, have all of the rights and interests as a Lender in respect of the Loans purchased and assumed by it, to the extent of the rights and obligations so purchased and assumed by it.

(e)                                  Each Lender which is purchasing any portion of the Loans shall deliver to the Agent immediately available funds in the full amount of the purchase made by it and the Agent shall, to the extent of the funds so received, disburse such funds to the Existing Lenders that are making sales and assignments in the amount of the portions so sold and assigned.

ARTICLE V
MISCELLANEOUS

SECTION 5.1.  Cross-References.  References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 5.2.  Loan Document Pursuant to Existing Credit Agreement.  This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article XI thereof.

SECTION 5.3.  Successors and Assigns.  The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 5.4.  Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.  Delivery of any executed counterpart of a signature page of this Amendment by facsimile or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 5.5.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF ILLINOIS.

SECTION 5.6.  Full Force and Effect; Limited Amendment.  Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.  The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Loan Party which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

COMPANY:	OSHKOSH CORPORATION

	By:	/s/ R. Scott Grennier
	Name:	R. Scott Grennier
	Title:	Senior Vice President and Treasurer

[SIGNATURE PAGE TO FIRST AMENDMENT – OSHKOSH]

AGENT:	BANK OF AMERICA, N.A., as
Agent

	By:	/s/ Linda Lou
	Name:	Linda Lou
	Title:	Associate Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

LENDERS:	BANK OF AMERICA, N.A., as a Lender, as an Issuer and as Swing Line Lender

	By:	/s/ Steven K. Kessler
	Name:	Steven K. Kessler
	Title:	Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

JPMORGAN CHASE BANK, N.A., as Syndication Agent, as an Issuer and as a Lender

By:	/s/ Suzanne Ergastolo
Name:	Suzanne Ergastolo
Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By:	/s/ Jonathan Lasner
Name:	Jonathan Lasner
Title:	Director

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent and as a Lender

By:	/s/ Mark Holm
Name:	Mark Holm
Title:	Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

U.S. BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent and as a Lender

By:	/s/ Caroline V. Krider
Name:	Caroline V. Krider
Title:	Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

TD BANK, N.A., as Co-Documentation Agent and as a Lender

By:	/s/ Mark Hogan
Name:	Mark Hogan
Title:	Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Co-Documentation Agent and as a Lender

By:	/s/ Blake Wright
Name:	Blake Wright
Title:	Managing Director

By:	/s/ Corey Billups
Name:	Corey Billups
Title:	Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michael Leong
Name:	Michael Leong
Title:	Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

HSBC Bank USA, N.A., as a Lender

By:	/s/ Joseph Philbin
Name:	Joseph Philbin
Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ David W. Kee
Name:	David W. Kee
Title:	Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

Comerica Bank, as a Lender

By:	/s/ Heather A. Whiting
Name:	Heather A. Whiting
Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Patrick Cowan
Name:	Patrick Cowan
Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

Capital One Leverage Finance, Corp., as a Lender

By:	/s/ Ron Walker
Name:	Ron Walker
Title:	Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

Associated Bank, National Association, as a Lender

By:	/s/ Mark J. Fischer
Name:	Mark J. Fischer
Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

Bank of the West, a California Banking Corporation, as a Lender

By:	/s/ David Wang
Name:	David Wang
Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

SABADELL UNITED BANK, N.A., as a Lender

By:	/s/ Maurici Lladó
Name:	Maurici Lladó
Title:	Executive Director

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

City National Bank, as a Lender

By:	/s/ Jeanine A. Smith
Name:	Jeanine A. Smith
Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

National Penn Bank, as a Lender

By:	/s/ Lori L. Meixell
Name:	Lori L. Meixell
Title:	Associate Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

AMALGAMATED BANK, as an Existing Lender

By:	/s/ Jackson Eng
Name:	Jackson Eng
Title:	First Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

ACCEPTED AND AGREED TO:

BANCO DE SABADELL, S.A. — MIAMA BRANCH, as an Existing Lender

By:	s/s Maurici Lladó
Name:	Maurici Lladó
Title:	Executive Director

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

ACCEPTED AND AGREED TO:

BRANCH BANKING AND TRUST COMPANY, as an Existing Lender

By:	/s/ Bradley B. Sands
Name:	Bradley B. Sands
Title:	Assistant Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

ACCEPTED AND AGREED TO:

CATERPILLAR FINANCIAL SERVICES CORPORATION, as an Existing Lender

By:	/s/ Michael W. Ward
Name:	Michael W. Ward
Title:	Credit & Operations Manager

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

ACCEPTED AND AGREED TO:

CRÉDIT INDUSTRIEL ET COMMERCIAL, as an Existing Lender

By:	/s/ Brian O’Leary
Name:	Brian O’Leary
Title:	Managing Director

By:	/s/ Marcus Edward
Name:	Marcus Edward
Title:	Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

ING BANK N.V. — Dublin Branch, as an Existing Lender

By:	/s/ Sean Hassett
Name:	Sean Hassett
Title:	Director

By:	/s/ Aidan Neill
Name:	Aidan Neill
Title:	Director

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

ACCEPTED AND AGREED TO:

THE HUNTINGTON NATIONAL BANK, as an Existing Lender — Subject to The Huntington National Bank being designated as a Terminating Lender

By:	/s/ Lori Cummins-Meyer
Name:	Lori Cummins-Meyer
Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

ACCEPTED AND AGREED TO:

MIZUHO CORPORATE BANK, LTD., as an Existing Lender

By:	/s/ Tenya Mitsuboshi
Name:	Tenya Mitsuboshi
Title:	Deputy General Manager

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

ACCEPTED AND AGREED TO:

RAYMOND JAMES BANK, FSB, as an Existing Lender

By:	/s/ Cormac Mac Lochlainn
Name:	Cormac Mac Lochlainn
Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

ACCEPTED AND AGREED TO:

RB INTERNATIONAL FINANCE, as an Existing Lender

By:	/s/ John A. Valiska
Name:	John A. Valiska
Title:	First Vice President

By:	/s/ Christoph Hoedl
Name:	Christoph Hoedl
Title:	First Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

ACCEPTED AND AGREED TO:

SUNTRUST BANK, as an Existing Lender

By:	/s/ David Simpson
Name:	David Simpson
Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

TAIWAN COOPERATIVE BANK, LTD. SEATTLE BRANCH, as an Existing Lender

By:	/s/ Ming-Chih Chen
Name:	Ming-Chih Chen
Title:	VP & General Manager

[SIGNATURE PAGE TO FIRST AMENDMENT — OSHKOSH]

EXHIBIT A TO

FIRST AMENDMENT

SCHEDULE 1.01(a)

PRICING SCHEDULE

During the six-month period immediately following the Amendment Effective Date (as defined in the First Amendment to Credit Agreement, dated as of July 13, 2012, among the Company, the financial institutions party thereto and the Agent), the Applicable Offshore Rate Margin shall not be less than 175 bps, the Applicable Base Rate Margin shall not be less than 75 bps and the Commitment Fee shall be 30.0 bps.  Thereafter, the Applicable Offshore Rate Margin and the Applicable Base Rate Margin, as applicable, with respect to Revolving Loans, Swing Line Loans and Term A Loans, the Applicable Letter of Credit Fee Rate and the Applicable Commitment Fee Percentage shall be the applicable rate per annum set forth in the tables below opposite the Leverage Ratio.

Level	Leverage Ratio	Applicable Margin for Offshore Rate Loans and Letter of Credit Fee*	Applicable Margin for Base Rate Loans	Commitment Fee
I	> 4.00x	250 bps	150 bps	50.0 bps
II	< 4.00x	225 bps	125 bps	45.0 bps
III	< 3.50x	200 bps	100 bps	37.5 bps
IV	< 2.50x	175 bps	75 bps	30.0 bps
V	< 1.50x	150 bps	50 bps	25.0 bps

* The Applicable Letter of Credit Fee Rate for Letters of Credit to support a Person’s performance obligations (which shall not include any payment obligation) in respect of customer contracts shall equal 50% of the Applicable Letter of Credit Fee Rate set forth above.

After the six-month period immediately following the Amendment Effective Date, the applicable Level shall be adjusted, to the extent applicable, 45 days (or, in the case of the last fiscal quarter of any fiscal year, 105 days) after the end of each fiscal quarter based on the Leverage Ratio as of the last day of such fiscal quarter; provided that if the Company fails to deliver the financial statements required by Section 7.01(a) or (b), as applicable, and the related certificate required by Section 7.02(b) by the 45th day (or, if applicable, the 105th day) after any fiscal quarter, Level I shall apply until such financial statements are delivered.

If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Lenders determine that (a) the Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (b) a proper calculation of the Leverage Ratio would have resulted in different pricing for any period, then (i) if the proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Company shall automatically and retroactively be obligated to pay to the Agent for the

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benefit of the applicable Lenders, promptly following demand by the Agent (accompanied by supporting materials (which may be in the form of financial statements prepared by the Company or the Independent Auditor)), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Leverage Ratio would have resulted in lower pricing for such period, the applicable Lenders shall have no obligation to repay any interest or fees to the Company; provided that if, as a result of any restatement or other event a proper calculation of the Leverage Ratio would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by the Company pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods.

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EXHIBIT B TO

FIRST AMENDMENT

SCHEDULE 2.01

COMMITMENTS AND PERCENTAGES

Oshkosh Corporation

Schedule 2.01

July 13, 2012

Allocations

Lender		Title	Revolver	Term Loan	Total Allocation	% of Revolver	% of Term Loan	% of Total Allocation
1	JPMorgan Chase	Syndication Agent	$68,720,777.80	$59,201,097.20	$127,921,875.00	13.1%	13.0%	13.1%
2	Bank of America	Administrative Agent	$68,720,777.80	$59,201,097.20	$127,921,875.00	13.1%	13.0%	13.1%
3	The Royal Bank of Scotland plc	Co-Doc Agent	$68,287,050.36	$59,634,824.64	$127,921,875.00	13.0%	13.1%	13.1%
4	Wells Fargo Bank	Co-Doc Agent	$68,287,050.36	$59,634,824.64	$127,921,875.00	13.0%	13.1%	13.1%
5	US Bank	Co-Doc Agent	$34,431,286.66	$30,068,713.34	$64,500,000.00	6.6%	6.6%	6.6%
6	TD Bank	Co-Doc Agent	$34,431,286.66	$30,068,713.34	$64,500,000.00	6.6%	6.6%	6.6%
7	Credit Agricole / Calyon	Co-Doc Agent	$34,431,286.66	$30,068,713.34	$64,500,000.00	6.6%	6.6%	6.6%
8	PNC Bank	Lender	$32,029,103.87	$27,970,896.13	$60,000,000.00	6.1%	6.1%	6.1%
9	HSBC Bank	Lender	$26,690,919.89	$23,309,080.11	$50,000,000.00	5.1%	5.1%	5.1%
10	Sumitomo Mitsui	Lender	$16,041,666.67	$13,270,833.33	$29,312,500.00	3.1%	2.9%	3.0%
11	Comerica	Lender	$16,041,666.67	$13,270,833.33	$29,312,500.00	3.1%	2.9%	3.0%
12	Capital One	Lender	$11,458,333.33	$9,479,166.67	$20,937,500.00	2.2%	2.1%	2.1%
13	Northern Trust	Lender	$13,345,459.95	$11,654,540.05	$25,000,000.00	2.5%	2.6%	2.6%
14	Associated Bank	Lender	$9,166,666.67	$7,583,333.33	$16,750,000.00	1.7%	1.7%	1.7%
15	Bank of the West	Lender	$9,166,666.67	$7,583,333.33	$16,750,000.00	1.7%	1.7%	1.7%
16	Banco Sabadell	Lender	$6,875,000.00	$5,687,500.00	$12,562,500.00	1.3%	1.2%	1.3%
17	City National	Lender	$6,875,000.00	$5,687,500.00	$12,562,500.00	1.3%	1.2%	1.3%
18	National Penn Bank	Lender		$1,625,000.00	$1,625,000.00	0.0%	0.4%	0.2%

	Totals		$525,000,000.00	$455,000,000.00	$980,000,000.00	100.0%	100.0%	100.0%

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EXHIBIT C TO

FIRST AMENDMENT

SCHEDULE 2.12

AMORTIZATION OF TERM A LOANS

DATE	PRINCIPAL PAYMENT (as a percentage of original principal amount of Term A Loans)
December 31, 2013	$16,250,000
March 31, 2014	$16,250,000
June 30, 2014	$16,250,000
September 30, 2014	$16,250,000
December 31, 2014	$16,250,000
March 31, 2015	$16,250,000
June 30, 2015	$16,250,000
Term A Maturity Date	Remaining Outstanding Principal Balance

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EXHIBIT D TO

FIRST AMENDMENT

SCHEDULE 11.02

AGENT’S OFFICE;

CERTAIN ADDRESSES FOR NOTICES

Intentionally Omitted.

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